Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months and Year Ended

December 31, 2020

Earnings Release and Supplemental Financial and Operating Information

Contact:  Katie Reinsmidt, Executive Vice President - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2020

CHATTANOOGA, Tenn. (April 9, 2021) – CBL Properties (OTCMKTS: CBLAQ) announced results for the fourth quarter and year ended December 31, 2020.  A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	%	2020	2019	%
Net income (loss) attributable to common shareholders per diluted share	$(0.32)	$0.12	(366.7)%	$(1.75)	$(0.89)	(96.6)%
Funds from Operations ("FFO") per diluted share	$0.25	$0.39	(35.9)%	$0.54	$1.40	(61.4)%
FFO, as adjusted, per diluted share (1)	$0.37	$0.37	—	$0.70	$1.36	(48.5)%
(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•

CBL entered into a First Amended and Restated Restructuring Support Agreement with an Ad Hoc Group representing 69% (including joinders) of its unsecured noteholders and 96% (including joinders) of the lenders under its secured credit facility, paving the way for a fully consensual comprehensive restructuring.

•

In 2020, over 1.4 million square feet of new retail, dining and other uses have opened across CBL’s portfolio, furthering the transformation of CBL’s properties into a portfolio of market-dominant suburban town centers.

•

FFO per diluted share, as adjusted, was $0.37 for the fourth quarter 2020, compared with $0.37 per share for the fourth quarter 2019.  FFO per diluted share, as adjusted, was $0.70 for the twelve months ended December 31, 2020, compared with $1.36 per share for the prior year period.

•

Major variances in fourth quarter 2020 FFO per share, as adjusted, compared with the prior year period included $0.12 per share of lower property NOI, which included $0.02 per share related to the estimate for uncollectable revenues, rent abatements and write-offs for past due rents related to tenants that are in bankruptcy or struggling financially.  G&A expense during the fourth quarter 2020 was approximately $0.02 lower, due to cost saving initiatives put in place earlier in 2020.  Additionally, overall interest expense declined by a net $0.05 per share during the quarter, primarily due to the post-petition interest expense payments that are not required to be made on the senior unsecured notes and secured credit facility subsequent to the Company’s bankruptcy filing on November 1, 2020, and partially offset by incremental pre-petition interest expense related to the default rate imposed on the secured credit facility.

•

Total Portfolio same-center NOI declined 14.9% for the three months ended December 31, 2020, and 21.5% for the twelve months ended December 31, 2020, as compared with the respective prior-year periods.

•

Portfolio occupancy as of December 31, 2020, was 87.5%, representing a 70-basis point improvement from the sequential quarter and a 370-basis point decline compared with 91.2% as of December 31, 2019.  Same-center mall occupancy was 85.5% as of December 31, 2020, representing a 30-basis point improvement sequentially and a 460-basis point decline compared with 90.1% as of December 31, 2019.  An estimated 330-basis points of the decline in total mall portfolio occupancy was due to store closures related to tenants in bankruptcy.

“We were encouraged by the improvement in operations during the fourth quarter,” said Stephen Lebovitz, Chief Executive Officer.  “Our rent collection rate increased to 84% for the April to February period. We have also started collecting on 2020 rent deferrals, with an 84% collection rate on the approximately 60% that has been billed.  Occupancy rates improved sequentially as we celebrated a number of exciting openings across our portfolio during the fourth quarter, including a new Live! Casino at Westmoreland Mall in Pittsburgh, Whole Foods at our associated center in Chattanooga, TN and several new boutiques and restaurants that opened ahead of the holiday 2020 season.  While we anticipate the effects of the pandemic on our business will persist through 2021, our properties’ strong locations are generating ongoing demand from a variety of users.  We expect that leasing activity will benefit as the vaccine roll-out continues to gain steam and traffic levels return to pre-pandemic levels.

“The events of 2020 were unprecedented, and in response we took extraordinary and necessary actions.  While the impact to our business and revenues was substantial, we were successful in our efforts to preserve cash, stabilize occupancy and revenues, and reduce operating expenses.  Additionally, we have made huge strides towards completing our financial restructuring.  Though the process has taken longer than we had initially expected, our persistent efforts have borne fruit as we now move forward with the fully consensual restructuring plan, announced last month.  By reducing leverage and the preferred obligation by almost $1.7 billion, lengthening maturities, lowering interest expense and increasing free cash flow, upon emergence CBL will be well-positioned to execute on our strategic priorities and pursue future growth opportunities.  We look forward to starting fresh with a newly energized and more financially flexible company later this year.”

FINANCIAL RESULTS

Net loss attributable to common shareholders for the fourth quarter 2020 was $63.0 million, or a loss of $0.32 per diluted share, compared with net income of $22.0 million, or $0.12 per diluted share, for the fourth quarter 2019.  Net loss for the fourth quarter 2020 was impacted by an aggregate $39.1 million in reorganization items and prepetition charges and a $66.4 million loss on impairment of real estate to write down the carrying value of The Outlet Shoppes at Laredo in Laredo, TX, to its estimated fair value, as well as an additional write down in the carrying value of Greenbrier Mall in Chesapeake, VA and EastGate Mall in Cincinnati, OH, to each properties’ estimated fair values.  Net income for the fourth quarter 2019 included a $37.4 million loss on impairment of real estate.

Net loss attributable to common shareholders for the twelve months ended December 31, 2020, was $332.5 million, or a loss of $1.75 per diluted share, compared with a net loss of $153.7 million, or a loss of $0.89 per diluted share, for the twelve months ended 2019.  Net loss for 2020 was impacted by an aggregate $59.9 million in reorganization item and prepetition charges and a $213.4 million loss on impairment of real estate compared with a $239.5 million loss on impairment of real estate in 2019.

FFO allocable to common shareholders, as adjusted, for the fourth quarter 2020 was $73.3 million, or $0.37 per diluted share, compared with $64.7 million, or $0.37 per diluted share, for the fourth quarter 2019.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for the fourth quarter 2020 was $75.3 million compared with $74.7 million for the fourth quarter 2019.

FFO allocable to common shareholders, as adjusted, for the twelve months ended December 31, 2020 was $132.9 million or $0.70 per diluted share, compared with $235.3 million or $1.36 per diluted share, for the twelve months ended December 31, 2019.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for the twelve months ended December 31, 2020, was $140.8 million compared with $271.5 million for the twelve months ended December 31, 2019.

Percentage change in same-center Net Operating Income (“NOI”) (1):

	Three Months Ended December 31,	Year Ended December 31,
	2020	2020
Portfolio same-center NOI	(14.9)%	(21.5)%
Mall same-center NOI	(16.7)%	(23.2)%

(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the three months ended December 31, 2020, include:

•	Same-center NOI declined $20.5 million, due to a $26.5 million decrease in revenues offset by a $6.0 million decline in operating expenses.
•

Rental revenues declined $24.0 million, including a $11.0 million decline in minimum and other rents.  Rental revenues also include a $9.9 million decline in tenant reimbursements (net of any abatements) and a $3.1 million decline in percentage rents.  Rental revenues for the three months ended December 31, 2020, included $3.7 million related to uncollectable revenues and abatement.

•

Property operating expenses declined $3.2 million compared with the prior year. Maintenance and repair expenses improved $2.7 million. The improvement in property operating and maintenance and repair expense is primarily due to the benefit of the Company’s comprehensive programs to reduce operating expenses to mitigate the impact of the COVID-19 pandemic. Real estate tax expenses were relatively flat.

COVID-19 RENT COLLECTION UPDATE

The Company has collected approximately 84% of related gross rents for the period April 2020 through February 2021.  As of December 31, 2020, CBL had deferred approximately $30.6 million in rents due in 2020.  As of April 2021, approximately 60% of total deferred rents have been billed, of which, approximately 84% has been collected.

LIQUIDITY

As of December 31, 2020, on a consolidated basis, the company had $294.9 million available in unrestricted cash and marketable securities.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of December 31,
	2020	2019
Total portfolio	87.5%	91.2%
Malls:
Total Mall portfolio	85.5%	89.8%
Same-center Malls	85.5%	90.1%
Stabilized Malls	85.8%	90.0%
Non-stabilized Malls (2)	74.4%	83.8%
Associated centers	93.2%	95.6%
Community centers	93.6%	96.0%

(1)

Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied.  Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended December 31,	Year Ended December 31,
	2020	2020
Stabilized Malls	(18.4)%	(14.3)%
New leases	(19.0)%	1.9%
Renewal leases	(18.3)%	(15.5)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

Due to the temporary mall and store closures that occurred in 2020, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales per square foot for the fourth quarter 2020 or trailing twelve-month period.

FINANCING ACTIVITY AND LENDER DISCUSSIONS

During the quarter, the foreclosure of Burnsville Center in Minneapolis, MN ($64.2 million loan) was completed.  The Company also anticipates cooperating with conveyance or foreclosure proceedings for Park Plaza in Little Rock, AR ($76.8 million), EastGate Mall in Cincinnati, OH ($31.2 million) and Asheville Mall in Asheville, NC ($62.1 million loan).   Asheville Mall was transferred into receivership in January 2021 and Park Plaza was transferred into receivership in March 2021.  EastGate Mall is expected to be transferred into receivership imminently.

In March 2021, CBL closed on the extension and modification of two loans secured by 50/50 joint venture properties including the $53.2 million loan (100% loan amount) secured by The Pavilion at Port Orange in Port Orange, FL and the $54.6 million loans (100% loan amount) secured by Hammock Landing in West Melbourne, FL.  The loans were extended for four years, with one additional one-year extension option available at the Company’s option.  The interest rate was modified to an initial floating rate of 250 basis point over LIBOR and increasing 25 basis points each subsequent year.

rESTRUCTURING UPDATE

On March 21, 2021, the Company entered into an amended and restated Restructuring Support Agreement (the “Amended RSA”) with its credit facility lenders and unsecured noteholders that provides for a fully consensual comprehensive restructuring plan.  The Amended RSA was entered into by the Company, lenders representing more than 96% (including joinders) of the outstanding balance of its secured credit facility (the “Bank Lenders”) and an Ad Hoc Group representing in excess of 69% (including joinders) of its senior unsecured noteholders.  The transactions outlined in the Amended RSA will be implemented in the cases commenced by the Company and certain related subsidiaries under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) and pursuant to a joint chapter 11 plan of reorganization to be filed in the Chapter 11 Cases.

More information, including terms of the Amended RSA, may be found in the Form 8-K filed with the SEC on March 22, 2021, available in the Invest – SEC Filings section of cblproperties.com.  The latest information on CBL’s restructuring, including news and frequently asked questions, can be found at cblproperties.com/restructuring.

DISPOSITIONS

CBL did not complete any major dispositions during the quarter.  For the full-year 2020, CBL generated gross proceeds from outparcel and land sales of $8.0 million.

ANCHOR REPLACEMENT AND LEASING PROGRESS

In 2020, over 1.4 million square feet of new retail, dining and other uses have opened across CBL’s portfolio, furthering the transformation of CBL’s properties into a portfolio of market-dominant suburban town centers.  New store openings across the CBL portfolio include unique uses such as Live! Casino Pittsburgh at Westmoreland Mall outside of Pittsburgh, PA, Main Event at Mall del Norte in Laredo, TX, Southerns Live Music and Entertainment and Conn’s Home Plus at Post Oak Mall in College Station, TX and EFO Furniture Outlet at Stroud Mall in Stroudsburg, PA.  CBL welcomed the first OFFLINE by American Eagle location in the country at CoolSprings Galleria in Nashville, TN, as well as one-of-a-kind boutiques such as Hollie Ray Boutique at CoolSprings Galleria and Rose & Remington at Fayette Mall in Lexington, KY. Several new sporting goods locations celebrated grand openings in 2020 with the new DICK’S Sporting Goods/Golf Galaxy at Coastal Grand in Myrtle Beach, SC, DICK’S Sporting Goods at Hamilton Place in Chattanooga, TN, and the new DICK’S Sporting Goods clearance concept at the Annex at Monroeville in Monroeville, PA.  Openings also included more than 14 new dining options, including Party Fowl at CoolSprings Galleria, four entertainment uses, as well as fitness, service and other uses, such as Whole Foods, which opened in December at Gunbarrel Pointe in Chattanooga, TN.

In 2021, CBL has additional openings planned to include a new 135-key Aloft hotel at Hamilton Place in Chattanooga, TN, an HCA medical office building at Pearland Town Center in Houston, TX, Hollywood Casino at York Galleria in York, PA, Hobby Lobby at West Towne Mall in Madison, WI, and Rooms to Go at Cross Creek in Fayetteville, NC.  Additional offerings, including new restaurants, fitness, hotel and other uses are planned or under negotiation and will be announced as details are finalized.

REDEVELOPMENT

As part of overall cost reduction and cash preservation actions, which resulted in more than $60 million in cost savings in 2020, CBL has suspended or delayed certain redevelopment projects.   Progress continues on select projects.  Detailed project information is available in CBL’s Financial Supplement for Q4 2020, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

2021 GUIDANCE

CBL is not providing guidance for 2021 anticipated net income and FFO per share at this time.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 104 properties totaling 63.8 million square feet across 24 states, including 64 high-quality enclosed, outlet and open-air retail centers and seven properties managed for third parties. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on its pro rata ownership share (including the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties

.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2020

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUES:
Rental revenues	$148,588	$179,889	$554,064	$736,878
Management, development and leasing fees	1,549	2,025	6,800	9,350
Other	4,042	8,124	14,997	22,468
Total revenues	154,179	190,038	575,861	768,696
OPERATING EXPENSES:
Property operating	(21,050)	(26,049)	(84,061)	(108,905)
Depreciation and amortization	(52,988)	(59,308)	(215,030)	(257,746)
Real estate taxes	(16,186)	(17,699)	(69,686)	(75,465)
Maintenance and repairs	(8,457)	(11,955)	(34,132)	(46,282)
General and administrative	(12,136)	(15,280)	(53,425)	(64,181)
Loss on impairment	(66,394)	(37,400)	(213,358)	(239,521)
Litigation settlement	5,375	3,708	7,855	(61,754)
Prepetition charges	(3,112)	—	(23,883)	—
Other	(553)	(50)	(953)	(91)
Total operating expenses	(175,501)	(164,033)	(686,673)	(853,945)
OTHER INCOME (EXPENSES):
Interest and other income	1,133	552	6,396	2,764
Interest expense (unrecognized contractual interest expense was $30,084 for the three months and year ended December 31, 2020)	(39,903)	(49,266)	(200,663)	(206,261)
Gain on extinguishment of debt	17,114	—	32,521	71,722
Gain on investments/deconsolidation	—	56,068	—	67,242
Gain on sales of real estate assets	1,988	2,463	4,696	16,274
Reorganization items	(35,977)	—	(35,977)	—
Income tax benefit (provision)	353	(531)	(16,836)	(3,153)
Equity in earnings (losses) of unconsolidated affiliates	(2,404)	1,519	(14,854)	4,940
Total other income (expenses)	(57,696)	10,805	(224,717)	(46,472)
Net income (loss)	(79,018)	36,810	(335,529)	(131,721)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	662	(3,433)	19,762	23,683
Other consolidated subsidiaries	19,052	(108)	20,683	(739)
Net income (loss) attributable to the Company	(59,304)	33,269	(295,084)	(108,777)
Preferred dividends declared	—	—	—	(33,669)
Preferred dividends undeclared	(3,741)	(11,223)	(37,410)	(11,223)
Net income (loss) attributable to common shareholders	$(63,045)	$22,046	$(332,494)	$(153,669)
Basic and diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.32)	$0.12	$(1.75)	$(0.89)
Weighted-average common and potential dilutive common shares outstanding	196,429	173,578	190,277	173,445

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2020

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) attributable to common shareholders	$(63,045)	$22,046	$(332,494)	$(153,669)
Noncontrolling interest in loss of Operating Partnership	(662)	3,433	(19,762)	(23,683)
Depreciation and amortization expense of:
Consolidated properties	52,988	59,308	215,030	257,746
Unconsolidated affiliates	14,767	12,835	56,734	49,434
Non-real estate assets	(625)	(931)	(3,056)	(3,650)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(809)	(1,355)	(3,638)	(8,191)
Loss on impairment, net of noncontrolling interest	48,372	37,400	195,336	239,521
(Gain) loss on depreciable property, net of taxes	—	(55,495)	25	(77,250)
FFO allocable to Operating Partnership common unitholders	50,986	77,241	108,175	280,258
Prepetition charges (1)	3,112	—	23,883	—
Litigation settlement, net of taxes (2)	(5,375)	(3,708)	(7,855)	61,271
Non-cash default interest expense (3)	7,684	1,146	13,096	1,688
Gain on extinguishment of debt (4)	(17,114)	—	(32,521)	(71,722)
Reorganization items (5)	35,977	—	35,977	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$75,270	$74,679	$140,755	$271,495
FFO per diluted share	$0.25	$0.39	$0.54	$1.40
FFO, as adjusted, per diluted share	$0.37	$0.37	$0.70	$1.36
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	201,690	200,201	201,586	200,169

(1)

Represents professional fees related to the Company's negotiations with the administrative agent and lenders under the secured credit facility and certain holders of the Company's senior unsecured notes regarding a restructure of such indebtedness prior to the filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020.

(2)	Represents the accrued expense related to the settlement of a class action lawsuit.
(3)

The three months ended December 31, 2020 includes default interest expense related to loans secured by properties that were in default prior to the Company filing voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, as well as loans secured by properties that are in default due to the Company filing voluntary petitions under Chapter 11 of title 11 of the United States Code. The year ended December 31, 2020 includes default interest expense related to Asheville Mall, Burnsville Center, EastGate Mall, Greenbrier Mall, Hickory Point Mall and Park Plaza. The three months ended December 31, 2019 includes default interest expense related to Greenbrier Mall and Hickory Point Mall. The year ended December 31, 2019 includes default interest expense related to Acadiana Mall, Cary Towne Center, Greenbrier Mall and Hickory Point Mall.

(4)

The three months and year ended December 31, 2020 include a gain on extinguishment of debt related to the non-recourse loan secured by Burnsville Center, which was conveyed to the lender. The year ended December 31, 2020 includes a gain on extinguishment of debt related to the non-recourse loan secured by Hickory Point Mall, which was conveyed to the lender in the third quarter of 2020. The year ended December 31, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender in the first quarter of 2019, and a gain on extinguishment of debt related to the non-recourse loan secured by Cary Towne Center, which was sold in the first quarter of 2019.

(5)

Represents costs incurred subsequent to the Company filing voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas associated with the Company’s reorganization efforts, which consists of professional fees, as well as unamortized deferred financing costs and unamortized debt discounts expensed in accordance with ASC 852.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2020

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Diluted EPS attributable to common shareholders	$(0.32)	$0.12	$(1.75)	$(0.89)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.33	0.35	1.32	1.48
Loss on impairment, net of noncontrolling interest	0.24	0.19	0.97	1.19
Gain on depreciable property, net of taxes	—	(0.27)	—	(0.38)
FFO per diluted share	$0.25	$0.39	$0.54	$1.40

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
FFO allocable to Operating Partnership common unitholders	$50,986	$77,241	$108,175	$280,258
Percentage allocable to common shareholders (1)	97.39%	86.70%	94.39%	86.65%
FFO allocable to common shareholders	$49,655	$66,968	$102,107	$242,844
FFO allocable to Operating Partnership common unitholders, as adjusted	$75,270	$74,679	$140,755	$271,495
Percentage allocable to common shareholders (1)	97.39%	86.70%	94.39%	86.65%
FFO allocable to common shareholders, as adjusted	$73,306	$64,747	$132,859	$235,250

(1)

Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 13.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2020

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$2,701	$856	$6,076	$3,794
Per share	$0.01	$—	$0.03	$0.02

Straight-line rental income adjustment	$718	$1,517	$(1,254)	$3,819
Per share	$—	$0.01	$(0.01)	$0.02

Gain on outparcel sales, net of taxes	$1,988	$3,021	$4,721	$5,915
Per share, net of taxes	$0.01	$0.02	$0.02	$0.03

Net amortization of acquired above- and below-market leases	$28	$930	$1,369	$2,962
Per share	$—	$—	$0.01	$0.01

Net amortization of debt premiums and discounts	$118	$334	$1,158	$1,316
Per share	$—	$—	$0.01	$0.01

Income tax benefit (provision)	$353	$(531)	$(16,836)	$(3,153)
Per share	$—	$—	$(0.08)	$(0.02)

Gain on extinguishment of debt	$17,114	$—	$32,521	$71,722
Per share	$0.08	$—	$0.16	$0.36

Non-cash default interest expense (property-level loans)	$(7,684)	$(1,146)	$(13,096)	$(1,688)
Per share	$(0.04)	$(0.01)	$(0.06)	$(0.01)

Abandoned projects expense	$(553)	$(50)	$(953)	$(91)
Per share	$—	$—	$—	$—

Interest capitalized	$424	$692	$1,954	$2,661
Per share	$—	$—	$0.01	$0.01

Litigation settlement, net of taxes	$5,375	$3,708	$7,855	$(61,271)
Per share, net of taxes	$0.03	$0.02	$0.04	$(0.31)

Incremental credit facility interest expense related to imposition of default rate	$(6,705)	$—	$(26,022)	$—
Per share	$(0.03)	$—	$(0.13)	$—

Prepetition charges	$(3,112)	$—	$(23,883)	$—
Per share	$(0.02)	$—	$(0.12)	$—

Estimate of uncollectable revenues	$6,040	$(2,478)	$(49,329)	$(3,891)
Per share	$0.03	$(0.01)	$(0.24)	$(0.02)

			As of December 31,
			2020	2019
Straight-line rent receivable			$53,157	$47,507

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2020

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$(79,018)	$36,810	$(335,529)	$(131,721)
Adjustments:
Depreciation and amortization	52,988	59,308	215,030	257,746
Depreciation and amortization from unconsolidated affiliates	14,767	12,835	56,734	49,434
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(809)	(1,355)	(3,638)	(8,191)
Interest expense	39,903	49,266	200,663	206,261
Interest expense from unconsolidated affiliates	8,974	7,204	32,975	27,046
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(603)	(1,112)	(2,329)	(6,156)
Abandoned projects expense	553	50	952	91
Gain on sales of real estate assets	(1,988)	(2,463)	(4,696)	(16,274)
Gain on sales of real estate assets of unconsolidated affiliates	—	—	—	(627)
Gain on investments/deconsolidation	—	(56,068)	—	(67,242)
Gain on extinguishment of debt	(17,114)	—	(32,521)	(71,722)
Loss on impairment, net of noncontrolling interest	48,372	37,400	195,336	239,521
Litigation settlement	(5,375)	(3,708)	(7,855)	61,754
Prepetition charges	3,112	—	23,883	—
Reorganization items	35,977	—	35,977	—
Income tax benefit (provision)	(353)	531	16,836	3,153
Lease termination fees	(2,701)	(856)	(6,076)	(3,794)
Straight-line rent and above- and below-market lease amortization	(746)	(2,447)	(115)	(6,781)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	19,052	(108)	20,683	(739)
General and administrative expenses	12,136	15,280	53,425	64,181
Management fees and non-property level revenues	(3,723)	(3,171)	(13,467)	(12,202)
Operating Partnership's share of property NOI	123,404	147,396	446,268	583,738
Non-comparable NOI	(6,707)	(10,190)	(25,935)	(48,392)
Total same-center NOI (1)	$116,697	$137,206	$420,333	$535,346
Total same-center NOI percentage change	(14.9)%		(21.5)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2020

Same-center Net Operating Income

(Continued)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Malls	$102,136	$122,583	$365,949	$476,607
Associated centers	7,812	8,110	29,055	32,720
Community centers	5,450	5,448	20,536	21,722
Offices and other	1,299	1,065	4,793	4,297
Total same-center NOI (1)	$116,697	$137,206	$420,333	$535,346
Percentage Change:
Malls	(16.7)%		(23.2)%
Associated centers	(3.7)%		(11.2)%
Community centers	—%		(5.5)%
Offices and other	22.0%		11.5%
Total same-center NOI (1)	(14.9)%		(21.5)%

(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2020, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2020. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020 and 2019

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of December 31, 2020
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs		Total
Consolidated debt (1)	$2,495,203	$1,182,737		$3,677,940	$(3,433)	(2)	$3,674,507
Noncontrolling interests' share of consolidated debt	(30,177)	—		(30,177)	265		(29,912)
Company's share of unconsolidated affiliates' debt	625,225	121,732		746,957	(2,844)		744,113
Company's share of consolidated and unconsolidated debt	$3,090,251	$1,304,469		$4,394,720	$(6,012)		$4,388,708
Weighted-average interest rate	5.04%	8.75%	(3)	6.14%

	As of December 31, 2019
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs		Total
Consolidated debt	$2,695,888	$847,275		$3,543,163	$(16,148)		$3,527,015
Noncontrolling interests' share of consolidated debt	(30,658)	—		(30,658)	318		(30,340)
Company's share of unconsolidated affiliates' debt	633,243	104,408		737,651	(2,851)		734,800
Company's share of consolidated and unconsolidated debt	$3,298,473	$951,683		$4,250,156	$(18,681)		$4,231,475
Weighted-average interest rate	5.10%	4.00%		4.85%
(1)	Includes $2,489,676 included in liabilities subject to compromise in the accompanying consolidated balance sheets as of December 31, 2020.
(2)

Unamortized deferred financing costs amounting to $3,106 and $2,099 for certain consolidated and unconsolidated property-level, non-recourse mortgage loans, respectively, may be required to be written off in the event that a waiver or restructuring of terms cannot be negotiated and the debt is either redeemed or otherwise extinguished.

(3)	Includes the 9.50% post default rate on our secured credit facility.

Total Market Capitalization as of December 31, 2020

(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)
Common stock and operating partnership units	201,688	$0.04
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00

(1)

Stock price for common stock and Operating Partnership units equals the closing price of the common stock on December 31, 2020. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	Basic	Diluted	Basic	Diluted
2020:
Weighted-average shares - EPS	196,429	196,429	190,277	190,277
Weighted-average Operating Partnership units	5,261	5,261	11,309	11,309
Weighted-average shares - FFO	201,690	201,690	201,586	201,586
2019:
Weighted-average shares - EPS	173,578	173,578	173,445	173,445
Weighted-average Operating Partnership units	26,623	26,623	26,724	26,724
Weighted-average shares - FFO	200,201	200,201	200,169	200,169

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020 and 2019

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	As of
	December 31, 2020	December 31, 2019
ASSETS
Real estate assets:
Land	$695,711	$730,218
Buildings and improvements	5,135,074	5,631,831
	5,830,785	6,362,049
Accumulated depreciation	(2,241,421)	(2,349,404)
	3,589,364	4,012,645
Developments in progress	28,327	49,351
Net investment in real estate assets	3,617,691	4,061,996
Cash and cash equivalents	61,781	32,816
Available-for-sale securities - at fair value (amortized cost of $233,053 in 2020)	233,071	—
Receivables:
Tenant	103,655	75,252
Other	5,958	10,792
Mortgage and other notes receivable	2,337	4,662
Investments in unconsolidated affiliates	279,355	307,354
Intangible lease assets and other assets	139,892	129,474
	$4,443,740	$4,622,346
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$1,184,831	$3,527,015
Accounts payable and accrued liabilities	173,387	231,306
Total liabilities not subject to compromise	1,358,218	3,758,321

Liabilities subject to compromise	2,551,490	—

Commitments and contingencies
Redeemable noncontrolling interests	(265)	2,160
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 196,569,917 and 174,115,111 issued and outstanding in 2020 and 2019, respectively	1,966	1,741
Additional paid-in capital	1,986,269	1,965,897
Accumulated other comprehensive income	18	—
Dividends in excess of cumulative earnings	(1,456,435)	(1,161,351)
Total shareholders' equity	531,843	806,312
Noncontrolling interests	2,454	55,553
Total equity	534,297	861,865
	$4,443,740	$4,622,346

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020 and 2019

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	December 31, 2020	December 31, 2019
ASSETS:
Investment in real estate assets	$2,346,124	$2,293,438
Accumulated depreciation	(862,435)	(803,909)
	1,483,689	1,489,529
Developments in progress	28,138	46,503
Net investment in real estate assets	1,511,827	1,536,032
Other assets	174,966	154,427
Total assets	$1,686,793	$1,690,459
LIABILITIES:
Mortgage and other indebtedness, net	$1,439,454	$1,417,644
Other liabilities	45,280	41,007
Total liabilities	1,484,734	1,458,651
OWNERS' EQUITY:
The Company	132,350	149,376
Other investors	69,709	82,432
Total owners' equity	202,059	231,808
Total liabilities and owners’ equity	$1,686,793	$1,690,459

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total revenues	$59,191	$58,548	$213,319	$221,512
Depreciation and amortization	(23,516)	(20,795)	(91,578)	(87,193)
Operating expenses	(19,637)	(18,351)	(73,754)	(67,784)
Interest and other income	335	400	1,998	1,555
Interest expense	(16,893)	(13,477)	(62,644)	(55,727)
Gain on extinguishment of debt	—	—	—	83,635
Gain on sales of real estate assets	—	—	—	630
Net income (loss)	$(520)	$6,325	$(12,659)	$96,628

	Company's Share for the		Company's Share for the
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total revenues	$31,470	$30,806	$112,348	$113,500
Depreciation and amortization	(14,767)	(12,835)	(56,734)	(49,434)
Operating expenses	(10,367)	(9,545)	(38,849)	(33,780)
Interest and other income	234	297	1,356	1,073
Interest expense	(8,974)	(7,204)	(32,975)	(27,046)
Gain on sales of real estate assets	—	—	—	627
Net income (loss)	$(2,404)	$1,519	$(14,854)	$4,940

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2020

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$(79,018)	$36,810	$(335,529)	$(131,721)
Depreciation and amortization	52,988	59,308	215,030	257,746
Depreciation and amortization from unconsolidated affiliates	14,767	12,835	56,734	49,434
Interest expense	39,903	49,266	200,663	206,261
Interest expense from unconsolidated affiliates	8,974	7,204	32,975	27,046
Income taxes	(101)	662	17,163	3,911
Loss on impairment	66,394	37,400	213,358	239,521
(Gain) loss on depreciable property	—	584	25	(10,125)
Gain on investments/deconsolidation	—	(56,068)	—	(67,242)
EBITDAre (1)	103,907	148,001	400,419	574,831
Gain on extinguishment of debt	(17,114)	—	(32,521)	(71,722)
Litigation settlement	(5,375)	(3,708)	(7,855)	61,754
Abandoned projects	552	50	952	91
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	19,052	(108)	20,683	(739)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(809)	(1,355)	(3,638)	(8,191)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(603)	(1,112)	(2,329)	(6,156)
Company's share of Adjusted EBITDAre	$99,610	$141,768	$375,711	$549,868

(1)

Includes $1,988 and $3,043 for the three months ended December 31, 2020 and 2019, respectively, and $4,721 and $6,565 for the twelve months ended December 31, 2020 and 2019, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$39,903		$49,266		$200,663		$206,261
Interest expense from unconsolidated affiliates	8,974		7,204		32,975		27,046
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(603)		(1,112)		(2,329)		(6,156)
Company's share of interest expense	$48,274		$55,358		$231,309		$227,151
Ratio of Adjusted EBITDAre to Interest Expense	2.1	x	2.6	x	1.6	x	2.4	x

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Company's share of Adjusted EBITDAre	$99,610	$141,768	$375,711	$549,868
Interest expense	(39,903)	(49,266)	(200,663)	(206,261)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	603	1,112	2,329	6,156
Reorganization items (non-cash)	25,294	—	25,294	—
Income taxes	101	(662)	(17,163)	(3,911)
Net amortization of deferred financing costs, debt premiums and discounts	1,536	1,988	8,764	8,316
Net amortization of intangible lease assets and liabilities	145	(597)	(574)	(1,809)
Depreciation and interest expense from unconsolidated affiliates	(23,741)	(20,039)	(89,709)	(76,480)
Litigation settlement	5,375	3,708	7,855	(61,754)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	809	1,355	3,638	8,191
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	(19,052)	108	(20,683)	739
Gain on outparcel sales	(1,988)	(3,047)	(4,721)	(6,149)
Gain on insurance proceeds	—	(41)	(1,644)	(462)
Equity in earnings (losses) of unconsolidated affiliates	2,404	(1,519)	14,854	(4,940)
Distributions of earnings from unconsolidated affiliates	3,963	6,016	10,093	21,651
Share-based compensation expense	729	945	5,819	4,783
Change in estimate of uncollectable revenues	(6,040)	1,959	49,329	3,463
Change in deferred tax assets	(1,038)	1,642	14,558	2,668
Changes in operating assets and liabilities	25,366	(37,265)	(49,722)	29,339
Cash flows provided by operating activities	$74,173	$48,165	$133,365	$273,408

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Minimum rents	$107,888	$130,359	$446,980	$529,853
Percentage rents	1,967	4,867	5,065	12,664
Other rents	459	3,892	1,741	10,560
Tenant reimbursements	32,051	42,731	148,518	187,265
Estimate of uncollectable amounts	6,223	(1,960)	(48,240)	(3,464)
Total rental revenues	$148,588	$179,889	$554,064	$736,878

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date		Interest Rate	Balance		Balance
									Fixed	Variable
Operating Properties:
Greenbrier Mall (1)	Chesapeake, VA		Dec-19			5.41%	$61,647		$61,647	$—
Parkdale Mall & Crossing (2)	Beaumont, TX		Mar-21			5.85%	74,406		74,406	—
EastGate Mall (1)	Cincinnati, OH		Apr-21			5.83%	31,181		31,181	—
Hamilton Crossing & Expansion (2)	Chattanooga, TN		Apr-21			5.99%	8,205		8,205	—
Park Plaza (1)	Little Rock, AR		Apr-21			5.28%	76,805		76,805	—
Fayette Mall (2)	Lexington, KY		May-21			5.42%	141,393		141,393	—
The Outlet Shoppes at Laredo (2)	Laredo, TX		May-21			5.80%	40,600		—	40,600
Alamance Crossing (2)	Burlington, NC		Jul-21			5.83%	43,563		43,563	—
Asheville Mall (1)	Asheville, NC		Sep-21			5.80%	62,121		62,121	—
Brookfield Square Anchor Redevelopment (2)	Brookfield, WI		Oct-21	Oct-22	(3)	3.05%	27,461		—	27,461
Cross Creek Mall	Fayetteville, NC		Jan-22			4.54%	106,883		106,883	—
Northwoods Mall (2)	North Charleston, SC		Apr-22			5.08%	62,284		62,284	—
Arbor Place (2)	Atlanta (Douglasville), GA		May-22			5.10%	104,384		104,384	—
CBL Center	Chattanooga, TN		Jun-22			5.00%	16,182		16,182	—
Southpark Mall (2)	Colonial Heights, VA		Jun-22			4.85%	57,039		57,039	—
WestGate Mall (2)	Spartanburg, SC		Jul-22			4.99%	31,578		31,578	—
Volusia Mall (2)	Daytona Beach, FL		May-24			4.56%	46,510		46,510	—
The Outlet Shoppes at Gettysburg (2)	Gettysburg, PA		Oct-25			4.80%	36,774		36,774	—
Jefferson Mall (2)	Louisville, KY		Jun-26			4.75%	60,852		60,852	—
Hamilton Place (2)	Chattanooga, TN		Jun-26			4.36%	98,396		98,396	—
Total Loans On Operating Properties							1,188,264		1,120,203	68,061
Weighted-average interest rate							5.10%		5.12%	4.69%

Operating Partnership Debt:
Secured credit facility: (4)
Secured line of credit (drawn to capacity)			Jul-23			9.50%	675,926		—	675,926

Secured term loan			Jul-23			9.50%	438,750		—	438,750

Senior unsecured notes: (5)
Senior unsecured 5.25% notes			Dec-23			5.25%	450,000		450,000	—
Senior unsecured 4.60% notes			Oct-24			4.60%	300,000		300,000	—
Senior unsecured 5.95% notes			Dec-26			5.95%	625,000		625,000	—
	SUBTOTAL						1,375,000		1,375,000	—

Total Consolidated Debt							$3,677,940	(6)	$2,495,203	$1,182,737
Weighted-average interest rate							6.56%		5.29%	9.22%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Ambassador Town Center Infrastructure Improvements (2)	Lafayette, LA		Jan-21			3.74%	$9,360	(7)	$9,360	$—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Hammock Landing - Phase I (2)	West Melbourne, FL		Feb-21	Feb-23	5.40%	20,088	(8)	—	20,088
Hammock Landing - Phase II (2)	West Melbourne, FL		Feb-21	Feb-23	5.40%	7,211	(8)	—	7,211
The Pavilion at Port Orange (2)	Port Orange, FL		Feb-21	Feb-23	5.40%	26,617	(8)	—	26,617
The Shoppes at Eagle Point	Cookeville, TN		Oct-21	Oct-22	2.90%	17,293		—	17,293
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-21		3.64%	8,872		—	8,872
Springs at Port Orange	Port Orange, FL		Dec-21		2.50%	15,889		—	15,889
York Town Center (2)	York, PA		Feb-22		4.90%	14,952		14,952	—
York Town Center - Pier 1 (2)	York, PA		Feb-22		2.90%	578		—	578
Eastgate Mall Self Storage (2)	Cincinnati, OH		Dec-22		2.90%	3,250		—	3,250
West County Center (2)	Des Peres, MO		Dec-22		3.40%	85,316		85,316	—
Friendly Shopping Center (2)	Greensboro, NC		Apr-23		3.48%	45,206		45,206	—
Mid Rivers Mall Self Storage (2)	St. Peters, MO		Apr-23		2.90%	2,948		—	2,948
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	27,725	(9)	27,725	—
The Outlet Shoppes at Atlanta (2)	Woodstock, GA		Nov-23		4.90%	35,037		35,037	—
The Outlet Shoppes at Atlanta - Phase II (2)	Woodstock, GA		Nov-23		3.00%	4,601		—	4,601
Parkdale Mall Self Storage (2)	Beaumont, TX		Jul-24		5.25%	6,160		—	6,160
Coastal Grand (2)	Myrtle Beach, SC		Aug-24		4.09%	53,373		53,373	—
Coastal Grand Outparcel (2)	Myrtle Beach, SC		Aug-24		4.09%	2,575		2,575	—
Hamilton Place Self Storage (2)	Chattanooga, TN		Sep-24		2.90%	3,545		—	3,545
Coastal Grand - Dick's Sporting Goods (2)	Myrtle Beach, SC		Nov-24		5.05%	3,406		3,406	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.60%	4,680		—	4,680
The Outlet Shoppes of the Bluegrass (2)	Simpsonville, KY		Dec-24		4.05%	34,245		34,245	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,486		131,486	—
Fremaux Town Center (2)	Slidell, LA		Jun-26		3.70%	41,917		41,917	—
CoolSprings Galleria (2)	Nashville, TN		May-28		4.84%	74,339		74,339	—
The Outlet Shoppes at El Paso (2)	El Paso, TX		Oct-28		5.10%	36,288		36,288	—
	SUBTOTAL					746,957	(6)	625,225	121,732

Less Noncontrolling Interests' Share Of Consolidated Debt:
Hamilton Crossing & Expansion (2)	Chattanooga, TN	8%	Apr-21		5.99%	(656)		(656)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,294)		(1,294)	—
The Outlet Shoppes at Gettysburg (2)	Gettysburg, PA	50%	Oct-25		4.80%	(18,387)		(18,387)	—
Hamilton Place (2)	Chattanooga, TN	10%	Jun-26		4.36%	(9,840)		(9,840)	—
						(30,177)	(6)	(30,177)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,394,720	(6)	$3,090,251	$1,304,469
Weighted-average interest rate						6.14%		5.04%	8.75%

Total Debt of Unconsolidated Affiliates:
Ambassador Town Center Infrastructure Improvements (2)	Lafayette, LA		Jan-21		3.74%	$9,360	(7)	$9,360	$—
Hammock Landing - Phase I (2)	West Melbourne, FL		Feb-21	Feb-23	5.40%	40,177	(8)	—	40,177
Hammock Landing - Phase II (2)	West Melbourne, FL		Feb-21	Feb-23	5.40%	14,423	(8)	—	14,423
The Pavilion at Port Orange (2)	Port Orange, FL		Feb-21	Feb-23	5.40%	53,233	(8)	—	53,233

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
The Shoppes at Eagle Point	Cookeville, TN		Oct-21	Oct-22	2.90%	34,585		—	34,585
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-21		3.64%	8,872		—	8,872
Springs at Port Orange	Port Orange, FL		Dec-21		2.50%	36,527		—	36,527
York Town Center (2)	York, PA		Feb-22		4.90%	29,904		29,904	—
York Town Center - Pier 1 (2)	York, PA		Feb-22		2.90%	1,157		—	1,157
Eastgate Mall Self Storage (2)	Cincinnati, OH		Dec-22		2.90%	6,500		—	6,500
West County Center (2)	Des Peres, MO		Dec-22		3.40%	170,632		170,632	—
Friendly Shopping Center (2)	Greensboro, NC		Apr-23		3.48%	90,412		90,412	—
Mid Rivers Mall Self Storage (2)	St. Peters, MO		Apr-23		2.90%	5,896		—	5,896
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	42,654	(9)	42,654	—
The Outlet Shoppes at Atlanta (2)	Woodstock, GA		Nov-23		4.90%	70,074		70,074	—
The Outlet Shoppes at Atlanta - Phase II (2)	Woodstock, GA		Nov-23		3.00%	4,601		—	4,601
Parkdale Mall Self Storage (2)	Beaumont, TX		Jul-24		5.25%	6,160		—	6,160
Coastal Grand (2)	Myrtle Beach, SC		Aug-24		4.09%	106,746		106,746	—
Coastal Grand Outparcel (2)	Myrtle Beach, SC		Aug-24		4.09%	5,151		5,151	—
Hamilton Place Self Storage (2)	Chattanooga, TN		Sep-24		2.90%	6,564		—	6,564
Coastal Grand - Dick's Sporting Goods (2)	Myrtle Beach, SC		Nov-24		5.05%	6,811		6,811	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.60%	9,360		—	9,360
The Outlet Shoppes of the Bluegrass (2)	Simpsonville, KY		Dec-24		4.05%	68,491		68,491	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	262,971		262,971	—
Fremaux Town Center (2)	Slidell, LA		Jun-26		3.70%	64,487		64,487	—
CoolSprings Galleria (2)	Nashville, TN		May-28		4.84%	148,678		148,678	—
The Outlet Shoppes at El Paso (2)	El Paso, TX		Oct-28		5.10%	72,575		72,575	—
						$1,437,001		$1,208,946	$228,055
Weighted-average interest rate						4.06%		4.05%	4.10%

(1)	The loan is in default. The Company is in discussion with the lender.
(2)

The filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020 constituted an event of default with respect to the loan.

(3)	The Company is in discussions with the lender regarding the ability to exercise the extension option as a result of the Company filing for bankruptcy.
(4)

The administrative agent informed the Company that interest will accrue on all outstanding obligations at the post-default rate, which is equal to the rate that otherwise would be in effect plus 5.0%. The post-default interest rate at December 31, 2020 was 9.50%. In accordance with ASC 852, Reorganizations, which limits the recognition of interest expense during a bankruptcy proceeding to only amounts that will be paid during the bankruptcy proceeding or that are probable of becoming allowed claims, interest has not been accrued on the secured credit facility subsequent to the filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020. In accordance with ASC 852, unamortized deferred financing costs of $4,098, previously included in mortgage and other indebtedness, net in the Company’s consolidated balance sheets, related to the secured term loan were charged to reorganization items in the accompanying consolidated statement of operations as part of the Company’s reorganization. Additionally, unamortized deferred financing costs amounting to $6,965, previously included in intangible lease assets and other assets in the Company’s consolidated balance sheets, related to the secured line of credit were charged to reorganization items in the accompanying consolidated statement of operations as part of the Company’s reorganization. The outstanding amount of the secured credit facility is included in liabilities subject to compromise in the Company’s consolidated balance sheets as of December 31, 2020.

(5)

In accordance with ASC 852, which limits the recognition of interest expense during a bankruptcy proceeding to only amounts that will be paid during the bankruptcy proceeding or that are probable of becoming allowed claims, interest has not been accrued on the senior unsecured notes subsequent to the filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020. In accordance with ASC 852, unamortized deferred financing costs and debt discounts of $14,231, previously included in mortgage and other indebtedness, net in the Company’s consolidated balance sheets, related to the senior unsecured notes were charged to reorganization items in the accompanying consolidated statement of operations as part of the Company’s reorganization. The outstanding amount of the senior unsecured notes is included in liabilities subject to compromise in the Company’s consolidated balance sheets as of December 31, 2020.

(6)	See page 13 for unamortized deferred financing costs.
(7)

The joint venture has an interest rate swap on a notional amount of $9,360, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. Subsequent to December 31, 2020, the loan was extended for four years, with a new maturity date of 2025 and a fixed interest rate of 3.0%. In conjunction with the loan extension, the Company paid down $1,110 of principal, bringing the outstanding balance to $8,250.

(8)	Subsequent to December 31, 2020, the loan was extended for a new maturity date of February 2026.
(9)

The joint venture has an interest rate swap on a notional amount of $42,654, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt (1)	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$61,647	$—	$—	$61,647	1.40%	5.41%
2021	505,735	34,121	(656)	539,200	12.27%	5.33%
2022	378,350	121,389	(1,294)	498,445	11.34%	4.55%
2023	1,564,676	199,433	—	1,764,109	40.14%	7.81%
2024	346,510	107,984	—	454,494	10.34%	4.47%
2025	36,774	131,486	(18,387)	149,873	3.41%	4.07%
2026	784,248	41,917	(9,840)	816,325	18.58%	5.57%
2028	—	110,627	—	110,627	2.52%	4.93%
Total	$3,677,940	$746,957	$(30,177)	$4,394,720	100.00%	6.14%

Based on Original Maturity Dates:
Year	Consolidated Debt (1)	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$61,647	$—	$—	$61,647	1.40%	5.41%
2021	505,735	105,330	(656)	610,409	13.89%	5.27%
2022	378,350	104,096	(1,294)	481,152	10.95%	4.61%
2023	1,564,676	145,517	—	1,710,193	38.91%	7.89%
2024	346,510	107,984	—	454,494	10.34%	4.47%
2025	36,774	131,486	(18,387)	149,873	3.41%	4.07%
2026	784,248	41,917	(9,840)	816,325	18.58%	5.57%
2028	—	110,627	—	110,627	2.52%	4.93%
Total	$3,677,940	$746,957	$(30,177)	$4,394,720	100.00%	6.14%

(1)

Includes $2,489,676 included in liabilities subject to compromise in the accompanying consolidated balance sheets as of December 31, 2020, and as the expected maturity date is subject to the outcome of the Chapter 11 Cases, the original, legal maturity dates are reflected in this table.

(2)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)			Occupancy (2)		% of Consolidated Unencumbered NOI for the Year Ended
	12/31/20	(3)	12/31/19	12/31/20	12/31/19	12/31/20	(4)
Unencumbered consolidated Properties:
Tier 1 Malls	N/A		$388	86.3%	88.7%	19.6%	(5)
Tier 2 Malls	N/A		338	82.1%	87.2%	34.4%
Tier 3 Malls	N/A		278	81.1%	86.9%	23.3%
Total Malls	N/A		323	82.3%	87.3%	77.3%

Total Associated Centers	N/A		N/A	93.3%	96.0%	16.6%

Total Community Centers	N/A		N/A	97.7%	96.8%	5.4%

Total Office Buildings & Other	N/A		N/A	100.0%	100.0%	0.7%

Total Unencumbered Consolidated Portfolio	N/A		$323	86.4%	90.4%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.
(3)

Due to the temporary mall and store closures that occurred, the majority of CBL’s tenants did not report sales for the full reporting period. As a result, CBL is not able to provide a complete measure of sales per square foot for the quarter or trailing twelve months

(4)

Our consolidated unencumbered properties generated approximately 35.8% of total consolidated NOI of $350,628,628 (which excludes NOI related to dispositions or lender properties) for the twelve months ended December 31, 2020.

(5)

NOI is derived from unencumbered Tier One Malls as well as unencumbered portions of Tier One Malls that are otherwise secured by a loan. The unencumbered portions include outparcels, anchors and former anchors that have been redeveloped.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended
			12/31/20 (3)	12/31/19	12/31/20	12/31/19	12/31/20 (4)
Coastal Grand	Myrtle Beach, SC	1,037,502
CoolSprings Galleria	Nashville, TN	1,166,284
Cross Creek Mall	Fayetteville, NC	790,582
Fayette Mall	Lexington, KY	1,158,534
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,804
Hamilton Place	Chattanooga, TN	1,160,861
Hanes Mall	Winston-Salem, NC	1,435,164
Imperial Valley	El Centro, CA	762,695
Jefferson Mall	Louisville, KY	783,643
Mall del Norte	Laredo, TX	1,219,244
Northwoods Mall	North Charleston, SC	748,273
Oak Park Mall	Overland Park, KS	1,518,420
Old Hickory Mall	Jackson, TN	538,641
Parkway Place	Huntsville, AL	647,808
The Outlet Shoppes at Atlanta	Woodstock, GA	405,146
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072
Richland Mall	Waco, TX	693,448
Southpark Mall	Colonial Heights, VA	675,644
St. Clair Square	Fairview Heights, IL	1,067,610
Sunrise Mall	Brownsville, TX	799,379
West County Center	Des Peres, MO	1,198,304
Total Tier 1 Malls		20,036,104	N/A	$463	89.5%	93.2%	47.1%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended
			12/31/20 (3)	12/31/19	12/31/20	12/31/19	12/31/20 (4)
Arbor Place	Atlanta (Douglasville), GA	1,162,064
Dakota Square Mall	Minot, ND	757,513
East Towne Mall	Madison, WI	801,252
Frontier Mall	Cheyenne, WY	523,709
Governor's Square	Clarksville, TN	696,075
Harford Mall	Bel Air, MD	503,774
Kirkwood Mall	Bismarck, ND	820,490
Layton Hills Mall	Layton, UT	482,120
Mayfaire Town Center	Wilmington, NC	654,345
Northpark Mall	Joplin, MO	896,044
The Outlet Shoppes at Laredo (5)	Laredo, TX	358,122
Parkdale Mall	Beaumont, TX	1,151,375
Pearland Town Center	Pearland, TX	663,791
Post Oak Mall	College Station, TX	787,554
South County Center	St. Louis, MO	1,028,627
Southaven Towne Center	Southaven, MS	607,529
Turtle Creek Mall	Hattiesburg, MS	844,981
Valley View Mall	Roanoke, VA	863,447
Volusia Mall	Daytona Beach, FL	1,060,283
West Towne Mall	Madison, WI	829,719
WestGate Mall	Spartanburg, SC	950,781
Westmoreland Mall	Greensburg, PA	976,671
York Galleria	York, PA	756,707
Total Tier 2 Malls		18,176,973	N/A	$343	84.8%	89.1%	34.3%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended
			12/31/20 (3)	12/31/19	12/31/20	12/31/19	12/31/20 (4)
Alamance Crossing	Burlington, NC	904,662
Brookfield Square	Brookfield, WI	864,339
CherryVale Mall	Rockford, IL	870,655
Eastland Mall	Bloomington, IL	732,651
Kentucky Oaks Mall	Paducah, KY	774,764
Laurel Park Place	Livonia, MI	491,215
Meridian Mall	Lansing, MI	945,997
Mid Rivers Mall	St. Peters, MO	1,035,802
Monroeville Mall	Pittsburgh, PA	985,073
Northgate Mall	Chattanooga, TN	660,790
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,441
Total Tier 3 Malls		8,930,326	N/A	$276	77.7%	84.9%	13.1%

Total Mall Portfolio		47,143,403	N/A	$389	85.5%	90.1%	94.5%

Excluded Malls (6)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended
				12/31/20	12/31/19	12/31/20	12/31/19	12/31/20 (4)
Lender Malls:
Asheville Mall	Lender	Asheville, NC	973,371
EastGate Mall	Lender	Cincinnati, OH	837,554
Greenbrier Mall	Lender	Chesapeake, VA	897,040
Park Plaza	Lender	Little Rock, AR	543,037
Total Excluded Malls			3,251,002	N/A	N/A	N/A	N/A	5.5%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.
(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(3)

Due to the temporary mall and store closures that occurred, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales per square foot for the quarter or trailing twelve months.

(4)	Based on total mall NOI of $386,886,143 for the malls listed in the table above for the twelve months ended December 31, 2020.
(5)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.
(6)

Excluded Malls represent Lender Malls, for which operational metrics are excluded, and are malls which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter:
All Property Types (2)	704,053	$37.77	$30.99	(18.0)%	$31.43	(16.8)%
Stabilized Malls	650,565	38.39	30.96	(19.4)%	31.34	(18.4)%
New leases	36,515	38.23	28.33	(25.9)%	30.96	(19.0)%
Renewal leases	614,050	38.40	31.11	(19.0)%	31.36	(18.3)%

Year-to-Date:
All Property Types (2)	1,590,494	$33.57	$28.54	(15.0)%	$28.98	(13.7)%
Stabilized Malls	1,443,733	34.16	28.84	(15.6)%	29.26	(14.3)%
New leases	105,128	32.01	30.72	(4.0)%	32.62	1.9%
Renewal leases	1,338,605	34.32	28.69	(16.4)%	28.99	(15.5)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:
	Square Feet		As of December 31,
Quarter:			2020	2019
Operating portfolio:		Same-center stabilized malls	$29.34	$31.97
New leases	78,729	Stabilized malls	29.41	32.06
Renewal leases	742,257	Non-stabilized malls (4)	24.45	24.25
Development Portfolio:		Associated centers	13.23	13.84
New leases	55,621	Community centers	16.65	17.04
Total leased	876,607	Office buildings	19.28	19.04

Year-to-Date:
Operating Portfolio:
New leases	542,500
Renewal leases	2,062,536
Development Portfolio:
New leases	63,550
Total leased	2,668,586

(1)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)	Includes stabilized malls, associated centers, community centers and other.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2020, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Year Ended December 31, 2020 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2020:
New	79	239,162	6.94	$28.65	$30.30	$28.09	$0.56	2.0%	$2.21	7.9%
Renewal	418	1,318,397	2.57	26.09	27.26	32.00	(5.91)	(18.5)%	(4.74)	(14.8)%
Commencement 2020 Total	497	1,557,559	3.27	26.48	27.73	31.40	(4.92)	(15.7)%	(3.67)	(11.7)%

Commencement 2021:
New	19	56,143	7.32	31.51	34.11	29.78	1.73	5.8%	4.33	14.5%
Renewal	174	564,190	2.02	27.98	27.96	34.28	(6.30)	(18.4)%	(6.32)	(18.4)%
Commencement 2021 Total	193	620,333	2.55	28.30	28.52	33.87	(5.57)	(16.4)%	(5.35)	(15.8)%

Total 2020/2021	690	2,177,892	3.06	$27.00	$27.95	$32.10	$(5.10)	(15.9)%	$(4.15)	(12.9)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	L Brands, Inc. (2)	117	691,349	3.96%
2	Foot Locker, Inc.	106	502,473	3.55%
3	Signet Jewelers Ltd. (3)	135	197,953	3.01%
4	American Eagle Outfitters, Inc.	68	418,566	2.57%
5	Dick's Sporting Goods, Inc. (4)	26	1,497,161	2.13%
6	Genesco Inc. (5)	98	190,893	1.78%
7	H & M Hennes & Mauritz AB	43	917,934	1.71%
8	Luxottica Group S.P.A. (6)	96	218,393	1.49%
9	Finish Line, Inc.	40	210,781	1.44%
10	The Gap, Inc.	49	568,426	1.42%
11	The Buckle, Inc.	42	217,042	1.37%
12	Express Fashions	33	271,404	1.22%
13	JC Penney Company, Inc. (7)	46	5,548,339	1.17%
14	Cinemark Holdings, Inc.	9	467,190	1.16%
15	Hot Topic, Inc.	99	231,890	1.15%
16	Shoe Show, Inc.	40	492,682	1.14%
17	Abercrombie & Fitch, Co.	35	234,204	1.03%
18	Barnes & Noble Inc.	17	521,273	0.93%
19	The Children's Place, Inc.	39	171,395	0.90%
20	Claire's Stores, Inc.	77	96,868	0.88%
21	Ulta Beauty, Inc.	24	248,947	0.82%
22	Ascena Retail Group, Inc. (8)	49	260,546	0.74%
23	Focus Brands (9)	71	49,898	0.72%
24	Chick-fil-A, Inc.	34	56,114	0.70%
25	Macy's Inc. (10)	30	4,179,850	0.70%
		1,423	18,461,571	37.69%

(1)	Includes the Company's proportionate share of total revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK and Victoria's Secret.
(3)

Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy, and Field & Stream.
(5)	Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Hat Zone, and Clubhouse.
(6)	Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)	JC Penney Company, Inc. owns 28 of these stores.
(8)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Justice, Dressbarn, Maurices, Lane Bryant, LOFT and Lou & Grey.
(9)	Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.
(10)	Macy’s, Inc. owns 18 of these stores.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2020

Capital Expenditures

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Tenant allowances (1)	$1,354	$14,494	$11,971	$36,325
Deferred maintenance: (2)
Parking lot and parking lot lighting	57	3,694	327	4,223
Roof repairs and replacements	139	1,030	2,373	5,787
Other capital expenditures	325	5,628	5,279	20,722
Total deferred maintenance expenditures	521	10,352	7,979	30,732
Total capital expenditures	$1,875	$24,846	$19,950	$67,057

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen-year period.

Deferred Leasing Costs Capitalized

(In thousands)

	2020	2019
Quarter ended:
March 31,	$773	$565
June 30,	157	444
September 30,	513	790
December 31,	455	498
	$1,898	$2,297

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

Properties Opened During the Year Ended December 31, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Development:
Fremaux Town Center - Old Navy	Slidell, LA	90%	12,467	$1,918	$1,553	$100	May-20	9.2%
Hamilton Place - Self Storage (3) (4)	Chattanooga, TN	54%	68,875	5,824	4,416	3,297	Jul-20	8.7%
Mayfaire Town Center - First Watch	Wilmington, NC	100%	6,300	2,267	1,500	1,134	Oct-20	10.1%
Parkdale Mall - Self Storage (3) (4)	Beaumont, TX	50%	69,341	4,435	3,543	1,039	Apr-20	10.2%
Total Outparcel Developments Completed			156,983	$14,444	$11,012	$5,570

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	Yield is based on expected yield upon stabilization.
(4)	Total cost includes an allocated value for the Company’s land contribution and amounts funded by construction loans.

Redevelopments Completed During the Year Ended December 31, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
CherryVale Mall Sears Redevelopment - Tilt	Rockford, IL	100%	114,118	$3,508	$3,281	$378	Jun-20	8.3%
Coastal Grand Dick's Sporting Goods Redevelopment - Dick's Sporting Goods/Golf Galaxy (3)	Myrtle Beach, SC	50%	132,727	7,050	6,166	5,040	Sep-20	11.6%
Dakota Square Mall Herbergers Redevelopment - Ross, T-Mobile, Retail Shops	Minot, ND	100%	30,096	6,410	4,537	188	Jan-20	7.2%
Hamilton Place Sears Redevelopment - Cheesecake Factory, Dave & Busters, Dicks Sporting Goods (4)	Chattanooga, TN	100%	195,166	38,715	31,001	5,145	Mar-20	7.8%
Mall del Norte Forever 21 Redevelopment - Main Event	Laredo, TX	100%	81,242	10,514	6,819	1,160	Sep-19/Feb-20	9.3%
The Promenade Redevelopment - Carter's, Five Below	D'Iberville, MS	100%	14,007	2,832	2,457	446	Feb-20/Apr-20	11.4%
Westmoreland Mall JC Penney Redevelopment - Chipotle	Greensburg, PA	100%	2,300	1,017	1,161	917	Nov-20	9.4%
Total Redevelopments Completed			569,656	$70,046	$55,422	$13,274

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	Total cost includes amounts funded by a construction loan.
(4)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears building in 2017.

Properties Under Development at December 31, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Expected Opening Date (3)	Initial Unleveraged Yield
Outparcel Developments:
Hamilton Place Development - Aloft Hotel (4) (5)	Chattanooga, TN	50%	89,674	$12,000	$8,827	$8,184	Q2 '21	9.2%
Pearland Town Center - HCA Offices	Pearland, TX	100%	48,416	14,186	7,422	6,565	Q2 '21	11.8%
Total Properties Under Development			138,090	$26,186	$16,249	$14,749

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	As a result of government mandated construction halts due to the COVID-19 pandemic, opening dates may change from what is currently reflected.
(4)	Yield is based on expected yield upon stabilization.
(5)	Total cost includes a non-cash allocated value for the Company’s land contribution and amounts funded by a construction loan.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2020

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of December 31, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears.
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Est. '21 Opening	Pad sale to Rooms to Go completed and ground lease to Longhorn. Est. 2021 opening.
Fayette Mall	Lexington, KY		Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hanes Mall	Winston-Salem, NC	Closed (O)	Owned by third party. Novant Health, Inc. purchased Sears and Sears TBA for future medical office.
Hamilton Place	Chattanooga, TN		Cheesecake Factory Open. Dick's Sporting Goods, Dave & Busters opened March 2020 and Malone's (opening TBD). Under Construction with Aloft hotel (opening 2021).
Imperial Valley Mall	El Centro, CA	Closed (O)	Owned by Seritage. Interest from educational user.
Jefferson Mall	Louisville, KY	Closed	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation with grocery user.
Mall del Norte	Laredo, TX	Closed (O)	Owned by Sears.
Northwoods Mall	North Charleston, SC		Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Closed	Actively leasing.
Parkway Place	Huntsville, AL
Richland Mall	Waco, TX		Sears sold location to Dillard's in 2018. Dillard's opened Q2 '20.
St. Clair Square	Fairview Heights, IL	Closed (O)	Building owned by Sears.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Southpark Mall	Colonial Heights, VA	Closed	LOI under negotiation for sale to home improvement/supply store.
Sunrise Mall	Brownsville, TX	Under construction (O)	Sears sold to third party developer. TruFit under construction. Entertainment under negotiation.
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of December 31, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Closed (O)	Sears sold to third party developer for redevelopment. Under negotiation with entertainment/fitness.
Dakota Square Mall	Minot, ND	Closed	Under LOI for sale to sporting goods user (relocation/expansion of existing store).	Ross Dress For Less Opened.
East Towne Mall	Madison, WI	Closed (O)	Owned by Sears.	Owned by third party. Under negotiation with non-retail use.
Frontier Mall	Cheyenne, WY		Jax Outdoor Gear purchased location (O) and opened November 2019.
Governor's Square	Clarksville, TN	Closed	50/50 joint venture property. Under negotiation/LOIs with tenants.
Harford Mall	Bel Air, MD	Closed	Under negotiations with grocer.
Kirkwood Mall	Bismarck, ND			Leases executed with restaurants. Construction expected to commence in 2021.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northpark Mall	Joplin, MO	Closed (O)	Building owned by Sears.
The Outlet Shoppes at Laredo	Laredo, TX
Parkdale Mall	Beaumont, TX	Closed (O)	Owned by Sears.
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX		Location purchased from Sears by third party. Conn's opened. Fitness under negotiation.
South County Center	St. Louis, MO	Closed	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears.
Valley View Mall	Roanoke, VA	Closed (O)	Owned by Sears. Under negotiation with sporting goods/entertainment.
Volusia Mall	Daytona Beach, FL	Closed (O)	Sears under contract for sale to third party developer for redevelopment.
WestGate Mall	Spartanburg, SC	Closed (O)	Sears sold to third party developer for redevelopment. Non-retail under negotiation.
Westmoreland Mall	Greensburg, PA	Closed (O)	Building owned by Sears. Potential for non-retail.	Stadium Casino opened November 2020.
York Galleria	York, PA	Under Construction	Hollywood Casino under construction. Est. 2021 opening.	Owned by third party. Under contract for sale to non-retail use.
West Towne Mall	Madison, WI		Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby under construction - opening 2021.	Von Maur opening 2022.

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of December 31, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI		Grand Opening held 10/19: Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's. Convention center/hotel opened.	Owned by third party. Interest from office user.
CherryVale Mall	Rockford, IL		Tilt opened Q2 '20.	Actively leasing.
Eastland Mall	Bloomington, IL	Closed	Actively leasing.	Under negotiation with educational user.
Kentucky Oaks Mall	Paducah, KY		Owned by Seritage. Burlington and Ross Dress for Less opened.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Laurel Park Place	Livonia, MI			Dunham's Sports opened November 2019.
Meridian Mall	Lansing, MI			High Caliber Karts opened fall 2019. Actively leasing Women's store - interest from grocery user.
Mid Rivers Mall	St. Peters, MO	Closed (O)	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Closed (O)	Building purchased by third party for non-retail development.
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA		EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).